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                                                                   EXHIBIT 10.16

                          TEMMS(TM) AGREEMENT NO. 0439


         Agreement made as of January 12, 1996, by and between Maintenance Management Corporation, a Wisconsin for-profit corporation with its principal offices located at 9880 South Ridgeview Drive, Oak Creek, Wisconsin 53154 ("MMC") and Physicians Clinical Lab, a corporation with its principal offices located at 2495 Natomas Park Drive, Suite 600, Sacramento, California 95833, (hereinafter, whether one or more, collectively referred to as the "Facility").

         In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

I.       SERVICES

         1.1 PURPOSE. The purpose of MMC's Technical Equipment Maintenance Management Support (TEMM(TM)) Program is to provide, on an economical basis, services comparable to those provided under manufacturer extended warranty and time and material maintenance programs for Facility Equipment (as defined in Section 8.5 below).

         1.2 SERVICES. Except as provided otherwise in Section 2.3 and elsewhere in this Agreement, MMC shall, upon notification from the Facility during the term of this Agreement, perform, or have performed, Corrective Maintenance (as defined in Section 8.3 below) for the Equipment described in
Article II below (hereinafter, the "Equipment") within a time frame consistent with the needs of the Facility. MMC shall also perform Preventive Maintenance (as defined in Section 8.8 below) in order to reduce downtime and minimize maintenance costs of the Facility and MMC during the term of this Agreement. Finally, MMC may perform additional consulting or other services for the Facility for such compensation and upon such other terms and conditions as may be mutually agreed upon by both parties. MMC shall not be responsible for any item of Corrective Maintenance of which it is not notified during the term of this Agreement.

         1.3 OPERATIONS. MMC will provide the Facility with an Operations Manual, which will set forth the operational objectives and procedures for MMC and the Facility for implementation of this Agreement. Both the Facility and MMC will comply with the Operations Manual, as it may be amended or supplemented with the mutual written consent of both parties from time to time, in connection with the services to be performed under this Agreement.

         1.4 REPORTS. No less often than monthly, MMC will provide the Facility with a report itemizing the performance and current status of Corrective Maintenance, Preventive Maintenance and other services performed by MMC under this Agreement. The services reflected on each such report shall be deemed to have satisfied MMC's obligations under this Agreement for the period covered by the report, except to the extent MMC is notified otherwise by the Facility within ten (10) days of delivery of the report. MMC will also
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maintain a current inventory of the Equipment (including, for this purpose only, equipment under warranty, lease or rental agreements), and provide a copy of such inventory to the Facility no less often than annually, or more often upon mutual agreement.

         1.5 RECORDS. During the term of this Agreement, MMC will process work orders, purchase orders, service reports, invoices and other paperwork in connection with the Equipment. It will also maintain proper records with respect to the Equipment and respond to requests for information pertaining to the Equipment from any applicable regulatory agency/group during the term of this Agreement. In addition, upon written request of the Secretary of Health and Human Services or the Comptroller General of the United States, or their duly authorized representatives, within four (4) years of the expiration of any initial or renewal period during the term of this Agreement, MMC shall make available this Agreement, and such of its books, documents and records, as are necessary to certify the nature and extent of the costs under this Agreement during that period. If MMC delegates any of its duties under this Agreement pursuant to a subcontract with a related organization and the value provided or cost charged under that subcontract over any twelve (12) month period is at least ten thousand dollars ($10,000.00), that subcontract shall contain a clause comparable to the foregoing provision of this Section.

         1.6 HOME OFFICE. MMC will utilize its proprietary management software, including its home office mainframe computer system and its exclusive equipment repair data base, in providing services under this Agreement. In addition, trained MMC home office personnel will be available on a 24-hour basis to provide technical assistance to MMC's on-site staff with respect to repairs, purchasing, regulatory standards, inspections, training, documentation and other matters relating to the services provided by MMC under this Agreement.

         1.7 PURCHASE. Notwithstanding any other provision of this Agreement, MMC shall purchase, as an agent of the Facility and not on its own behalf, all goods and services to be provided by outside vendors under this Agreement as may otherwise be subject to sales or other tax if purchased through MMC. The Facility, and not MMC, shall be directly liable to such vendors for the purchase price of such goods and services, title to which shall pass directly from such vendors to the Facility. The Facility shall provide MMC with appropriate copies of such documents, including, without limitation, Facility purchase order forms and tax exemption certificates and information, and take such other actions as may be reasonably requested by MMC in connection with the provisions of this Section.

II.      EQUIPMENT

         2.1 DEFINITION. The term "Equipment," when used in this Agreement, means all Facility Equipment (as defined in Section 8.5 below) inventoried in accordance with Section 2.2 below, exclusive of the items described in Section 2.3 below and as adjusted from time to time for additions and deletions under Sections 2.4 and 2.5 below, respectively. The Facility warrants that Exhibit A to this Agreement lists the addresses of all locations (other than its principal offices, the address for which is shown at the





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beginning of this Agreement), at which the Equipment will be stored or used during the term of this Agreement unless the parties mutually agree otherwise.

         2.2 INVENTORY. Initially, the Equipment covered by this Agreement will include only the Facility Equipment listed in the Proposal (as defined in Section 8.7 below), exclusive of the items described in Section 2.3 below. The Facility warrants that all materials and information provided by or through the Facility to MMC in connection with the preparation of the Proposal were accurate and genuine; that, to the best of its knowledge, the information reflected in the Proposal is accurate and complete; and that all of the Equipment listed in the Proposal is currently owned by it. Within ninety (90) days of the date of this Agreement, MMC shall provide the Facility with an inventory of all Facility Equipment used by the Facility, which shall thereupon become the Equipment covered by this Agreement, subject to the other provisions of this Article. The final inventory shall be attached as Exhibit E to this Agreement.

         2.3 EXCLUSIONS. Notwithstanding any other provision of this Agreement and/or the Proposal, the following items shall not be covered by this Agreement, and the term "Equipment," as defined in this Article II, and the provisions of Article I of this Agreement describing the services to be rendered by MMC hereunder should be interpreted accordingly, unless specifically otherwise agreed by MMC in writing for such compensation and upon such other terms and conditions as may be mutually agreed upon by both parties:

                 (a) Capital Improvements (as defined in Section 8.1 below);

                 (b)      Consumables (as defined in Section 8.2 below);

                 (c)      Gas monitoring and testing, and Radiation Safety
                          Surveys;

                 (d) Fiber Optics, including, without limitation, scopes and bundles;

                 (e)      Fire, security and smoke alarm systems;

                 (f) Leased items, including, without limitation, laboratory reagent and lease purchase equipment;

                 (g) Recovery of lost or damaged data or other programming;

                 (h)      Software, software programming and maintenance;

                 (i) Surgical instruments and tools defined as, but not limited to, those requiring: sterilization, reconditioning, replacement, surfacing, sharpening and coatings;

                 (j)      Warranty items, until added under Section 2.4 below;
                          and

                 (k)      Insurable Risk (as defined in Section 8.6 below).





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The performance by MMC of services excluded under the foregoing provision, either intentionally or otherwise, shall not cause it to become obligated to perform any such services in the future, with respect to the same or any other property, or to assume any responsibility for any of the services so provided.

         2.4 ADDITIONS. The Facility will provide MMC with a description and acquisition date, warranty and other relevant information with respect to each item of Facility Equipment acquired by the Facility on or after the date of this Agreement as soon as possible and in no event more than thirty (30) days after the date of such acquisition. Unless excluded under Section 2.3 above, each such newly-acquired item will become part of the Equipment covered by this Agreement immediately upon acquisition unless covered by manufacturer warranty, in which it will become part of the Equipment covered by this Agreement upon expiration of the applicable warranty. All items of Facility Equipment used by the Facility on the date of this Agreement which were not included in the Proposal shall be treated as Facility Equipment acquired by the Facility on that date for all purposes under this Agreement. MMC shall not have any responsibility with respect to any item not listed on the inventory prepared pursuant to Section 2.2 above until it is notified of the item in accordance with the foregoing provisions of this Section or the item is treated as an addition for purposes of adjusting compensation under Section 5.2 below. The Facility warrants that items of Equipment for which MMC becomes responsible under the foregoing provision shall be owned by the Facility from the inception of such responsibility until termination of this Agreement, unless the Facility notifies MMC otherwise in accordance with Section 2.5 below.

         2.5 DELETIONS. The Facility shall notify MMC of each item of Equipment that is disposed of by the Facility during the term of this Agreement. Such items shall cease to be part of the Equipment covered by this Agreement immediately upon such notification or, if later, the actual date of disposition specified in that notice. In the event that continued operation of an item of Equipment becomes uneconomical because of excessive downtime or repair costs, the Facility agrees to delete such item pursuant to this Section upon request by MMC.

III.     PERSONNEL

         3.1 STAFFING. MMC will provide, at its expense, technical, support and management personnel to perform the services described in Article I with respect to the Equipment described in Article II, including an on-site resident manager and such other personnel as MMC deems appropriate. If the Facility objects to any member of MMC's on-site staff and the grounds for the objection are not rectified to the Facility's satisfaction within a reasonable time thereafter, MMC shall replace that member upon notice from the Facility's chief operating officer.

         3.2 MANAGEMENT. No less often than monthly, the on-site MMC manager shall meet with Facility administration to review performance under this Agreement. No less often than quarterly, the on-site manager and a representative from MMC's home office shall meet with at least two (2) authorized representatives of Facility administration





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to review their joint achievements under this Agreement during the preceding quarter and to establish objectives for the upcoming quarter. MMC shall prepare minutes for all such meetings and provide Facility administration with copies of such minutes. The MMC on-site manager shall participate in planning and other meetings and report to Facility administration in the same manner as other line department managers. MMC may, at its discretion, participate in orientation and training programs for Facility employees to the extent necessary or appropriate under this Agreement.

         3.3 SUPPORT. The Facility shall provide MMC employees working at the Facility with suitable workshop, storage and furnished office space sufficient for the efficient performance of the services to be provided by MMC under this Agreement. Such space shall be located so as to facilitate proper service and timely response by MMC and shall include appropriate utilities and services, including, without limitation, heat, air conditioning, electricity, security protection and janitorial service. The Facility shall also provide all MMC employees working at the Facility with use of appropriate support equipment, including, without limitation, photocopy and telecopier equipment, local and long distance telephones and service and electronic paging devices, and such other accommodations, including, without limitation, identification cards and badges, cafeteria privileges, employee discounts and parking, as are provided to comparable employees at the Facility. Finally, the Facility shall, at its expense, ship and receive all equipment, supplies and other materials necessary or appropriate for the performance of MMC's services under this Agreement and promptly deliver such items to and from MMC's space at the Facility in accordance with the Facility's standard policies and procedures.

         3.4 TRANSFER. MMC agrees to interview for hire, as of the date of this Agreement or as soon thereafter as possible, all of the employees of the Facility listed in Exhibit B to this Agreement. MMC shall offer each such employee selected by MMC for hire pursuant to such interviews cash compensation equal to or greater than the compensation shown for that employee in the Proposal and fringe benefits comparable to those provided to other such MMC employees. The Facility warrants that none of such employees are subject, either directly or indirectly, to any collective bargaining agreement or included within a certified collective bargaining unit with respect to their employment at the Facility.

         3.5 RESTRICTION. Both parties agree not to, during the term of the Agreement and for a period of eighteen (18) months thereafter, employ or otherwise allow to be deployed for their benefit, either directly or indirectly through one (1) or more independent or other contractors or otherwise, any individuals employed by the other party at the Facility at any time during the term hereof without the prior written consent of the other party. The parties agree that breach of the foregoing provision by a party would cause irreparable injury to the other party which could not be fully measured or compensated by money damages, and, therefore, hereby agree that, in the event of a breach of the foregoing provision, the other party shall be entitled to obtain temporary restraining orders and temporary and permanent injunctions restraining further violations of that provision and to recover reasonable attorneys' fees and expenses in connection with its enforcement, in





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addition to such other legal and/or equitable relief as may be appropriate.
This Section shall not apply to employees hired by MMC pursuant to Section 3.4 above.

IV.      START-UP

         4.1 CONTRACTS. Prior to or during the first calendar month of this Agreement, the Facility shall cancel the Equipment service contracts listed on Exhibit C to this Agreement. MMC shall assist in this process if requested to do so by the Facility. MMC shall be subrogated to the rights of the Facility under such contracts for any period covered by this Agreement, whether before, during or after the initial calendar month, as full consideration for which, the Facility shall be entitled to the credit, if any, described in the first sentence of Section 5.7 below. Except as provided in that Section, MMC shall not be liable in any respect for any obligations under such contracts.

         4.2 TEST EQUIPMENT. MMC shall provide the Facility with a list of the items of Facility test equipment that it intends to use in the performance of its services under this Agreement. MMC shall be entitled to use the test equipment so designated in the performance of such services, and shall be responsible for the maintenance of such equipment as long as it is so used by MMC during the term of this Agreement.

         4.3 PARTS. MMC shall provide the Facility with an inventory of the Facility's Equipment parts as of the date of this Agreement. MMC shall be entitled to use such parts in the performance of its services under this Agreement, and shall maintain the Facility's Equipment parts inventory during its term. The Facility shall have title to the Equipment parts inventory throughout the term of this Agreement. If upon termination of this Agreement, the dollar value of the Equipment parts inventory is not equal to its beginning dollar value, MMC, in the case of a decrease, or the Facility, in the case of an increase, shall reimburse the other party in cash for such difference in value.

V.       COMPENSATION

         5.1 PAYMENTS. For the services rendered by MMC under this Agreement, the Facility shall pay to MMC the monthly charge shown in the proposal and below, as adjusted for inventory changes, inflation and other changes pursuant to Sections 5.2, 5.3 and 5.4, respectively, below, for each calendar month during the term of this Agreement. Except as provided below, the charge for each such calendar month will be billed in advance by MMC, and shall be due from the Facility prior to the first day of such calendar month. The invoice for such charges shall show the portion thereof, if any, subject to sales, excise, value-added or other such taxes, which taxes shall be payable to MMC by the Facility along with such charges. If the date of this Agreement is not the first (1st) day of a calendar month, the amount for the first calendar month during the term of this Agreement shall be adjusted accordingly and shall be due prior to the date of this Agreement. Moreover, an amount equal to twenty-five percent (25%) of the monthly charge shown shall be payable in advance no later than ten (10) days after execution of this Agreement.





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MMC MONTHLY BEGINNING AGREEMENT COST
$ 84,583.00

MMC ANNUAL BEGINNING AGREEMENT COST
$1,014,996.00


         5.2 INVENTORY CHANGES. The monthly charge under this Agreement shall be increased to reflect the addition of new Equipment under Section 2.4 above at MMC's prevailing rates at the time that such Equipment first becomes subject to this Agreement under that Section. MMC warrants that such rates shall not exceed ninety percent (90%) of the amount charged by the original manufacturer for such coverage, if available. The monthly charge shall be decreased by the amount charged under this Agreement for Equipment deleted under Section 2.5 above as of the date of the Facility's notification to MMC under that Section, or, if later, the actual date of disposition of the Equipment. No less often than quarterly, MMC shall notify the Facility of adjustments to the monthly charge under this Section, which shall be effective for all calendar months thereafter, including a one-time adjustment to the charge for the first such calendar month for adjustments effective prior to the first day of such month.

         5.3 INFLATION. As of each anniversary of the date of this Agreement, the monthly charge shall be increased by a percentage equal to the percentage increase, if any, in the Consumer Price Index for the one (1) year period ending with the most recent quarter for which such statistics are then available.

         5.4 OTHER CHANGES. If there is a change in the condition or usage of any item of Equipment, the parties agree to negotiate in good faith to adjust the monthly charge for such item to equitably reflect such change.

         5.5 CHARGEBACKS. If an item of Equipment, including Facility-owned test equipment described in Section 4.2 above, is not in compliance with manufacturer, federal, state, voluntary agency or other applicable guidelines or specifications or otherwise not in original operational condition when it first becomes part of the Equipment covered by this Agreement, MMC may, at its option, have such item repaired, in whole or in part, on behalf of the Facility. In addition, MMC may, at its option, during the term of this Agreement, when necessary or with the consent of the acting supervisor of the appropriate department of the Facility, order, perform or supply other services or parts not covered by this Agreement on behalf of the Facility. The Facility agrees to pay all charges for such repairs, services and parts, either directly to the appropriate vendor or in reimbursement to MMC for amounts paid, or for services or parts provided by, MMC promptly upon request but in no event later than the due date for the first monthly charge due under this Agreement after such request.

         5.6 PAYMENT. All amounts due MMC under this Agreement shall be payable by the Facility to MMC at the address designated for MMC under Section
10.5 below. Any such amount not so paid when due shall bear interest at the rate of one and one-half percent (1.5%) per month, or, if less, the maximum rate permitted by applicable law, and





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shall be payable along with all costs of collection (including reasonable attorneys' fees and expenses).

         5.7 CREDITS. The Facility shall be entitled to a credit against the monthly charge under Section 5.1 above for the first calendar month of this Agreement for the amount of that charge attributable to Equipment still covered by the Equipment service contracts listed on Exhibit C to this Agreement. The Facility shall not be entitled to any credit for amounts attributable to other months, even if one (1) or more of such contracts are not cancelled as provided in Section 4.1 above. MMC may also, at its option, credit the dollar value of the Facility's beginning Equipment parts inventory determined under Section 4.3 above against monthly charges becoming payable after that amount is so determined, in which case the dollar value of such beginning inventory shall be entitled to a credit for amounts paid for by the Facility for purchases made on its behalf pursuant to Section 1.7 above.

         5.8 INCENTIVE. If MMC's expenses for any initial or renewal period during the term of this Agreement are less than the compensation paid by the Facility to MMC under this Article for such period, the Facility shall be entitled to an incentive credit equal to fifty percent (50%) of such savings, provided the Facility has timely complied with all of its obligations under this Agreement and this Agreement is not cancelled by either party during the period and is renewed for at least one (1) full additional renewal period thereafter. It is understood that MMC's expenses for this purpose shall include charges for resources provided by its home office. MMC shall provide the Facility with an accounting of such savings, if any, on an annual basis, which accounting shall be conclusive for these purposes in the absence of bad faith on the part of MMC in connection with its preparation. MMC shall pay any incentive credit to which the Facility is entitled under this provision approximately ninety (90) days after the expiration of the initial or renewal period to which it is attributable, provided the Facility continues to qualify. This Section 5.8 shall be of no further force and effect after this Agreement is cancelled or terminated for any reason.

VI.      MUTUAL COVENANTS

         6.1 COOPERATION. Both parties agree to cooperate in good faith to accomplish the goals and purposes of this Agreement.

         6.2 INSURANCE. In order to avoid misunderstandings, each party shall provide the other party with a certificate of insurance for the property, casualty and liability insurance coverage maintained by that party with respect to the property and activities covered by this Agreement.

         6.3 MATERIALS. This Agreement, its Exhibits and all of the materials provided by MMC in connection with it, including, without limitation, the Proposal, the Operations Manual prepared pursuant to Section 1.3 above, the reports provided pursuant to Section 1.4 above, the minutes prepared pursuant to Section 3.2 above, the lists provided pursuant to Sections 4.2 and 4.3 above and the accounting provided pursuant to Section 5.2 above, are confidential and intended to be used solely in connection with the performance of services





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under this Agreement.  Neither party shall otherwise use or disclose, or allow to be used or disclosed, any of such materials without the prior written consent of the other party, except solely for internal use within its operations.

         6.4 LIMITATION. Neither party shall be liable for incidental or consequential damages under this Agreement.

         6.5 RESPONSIBILITY. Each party's employees and other agents shall be subject to that party's sole and exclusive control, and neither party shall be liable for actions taken or liabilities incurred by the other party's employees or other agents, except to the extent specifically provided otherwise in this Agreement.

VII.     TERM

         7.1 TERM. The term of this Agreement shall consist of the initial period plus renewal periods, as provided in this Section 7.1, unless terminated in accordance with Section 7.2 below. The initial period shall commence on the date of this Agreement and shall be for three (3) calendar years plus the remaining portion of the final calendar month if the date of this Agreement is not the first (1st) day of a calendar month. Following a contract cost review the term shall be renewed for an additional three (3) calendar year renewal period after the expiration of any initial or renewal period unless either party notifies the other that it will not be so renewed at least ninety (90) days prior to the commencement or such renewal period.

         7.2     BREACH.  Either party may terminate this Agreement upon thirty
(30) days prior written notice to the other party if the other party has failed to cure a material breach of this Agreement within sixty (60) days of written notice from the terminating party, or if the breach is not reasonably susceptible to cure within that period, the other party has failed to take reasonable steps within such sixty (60) day period to cure the breach as soon as possible.

         7.3 RELEASE. Upon termination of this Agreement for any reason, each party shall notify the other party of any and all outstanding claims against that party under this Agreement prior to the effective date of the termination. Neither party shall be liable for any claim arising out of or otherwise relating to this Agreement of which they were not so notified pursuant to the foregoing provision.

VIII.    DEFINITIONS

         The following terms, when used in this Agreement, shall have the meanings indicated, and derivatives of the terms should be interpreted accordingly:

         8.1 CAPITAL IMPROVEMENTS. The term "Capital Improvements" shall mean modifications intended to increase the value or useful life of the Equipment, including, without limitation, relocation, upgrades, addition of accessories or devices, retrofits, reconditioning, scheduled or unplanned overhauls or refurbishments, rigging, cosmetic





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restoration or adjustments, modifications undertaken because of obsolescence and universal improvements recommended by vendors or others for any reason.

         8.2 CONSUMABLES. The term "Consumables" shall mean supplies and other materials regularly consumed in the normal operation of the Equipment, including, without limitation, operating supplies, auxiliary material, disposables, expendable parts, patient cables and leads, batteries, battery cells, electrodes, radioactive and other sources, data operating media, magnetic tapes and discs, developing agents, reagents, typewriter and printer ribbons, copier drums, copier toner, prepared papers, films, film cassettes and screens, stylus tips of disc recorders and other sound pick-up systems, screw plates, type carriers, containers, pipettes, test tubes, testing phantoms, table cushions, patient restraints, head holders, MRI cryogen and parts, supplies and other materials commonly excluded by manufacturer or third party contracts.

         8.3 CORRECTIVE MAINTENANCE. The term "Corrective Maintenance" shall mean repairs necessitated by normal usage of the Equipment, excluding, without limitation, Capital Improvements (as defined in Section 8.1 above) and repairs required as a result of Insurable Risks (as defined in Section 8.6 below) or abnormal use.

         8.4 GLASSWARE. The term "Glassware" shall mean all components of the Equipment consisting, in whole or in part, of glass, including, without limitation, x-ray tubes, electronic tubes, valve tubes, therapy tubes, laser tubes, light sources, image intensifiers, pick-up tubes, accelerator beam center lines, wave guides and attachments, electron guns, magnetrons, klystrons, thyratrons, transducers, gamma camera crystals, (including, without limitation, repairs necessitated by yellowing, hydrolyzation and separation), computerized tomography detectors and other parts and components commonly referred to as glassware by manufacturer or third party contracts.

         8.5 FACILITY EQUIPMENT. The term "Facility Equipment" shall mean mechanical or electronic devices, excluding, without limitation, property excluded under Section 2.3 above, dietary, laundry and housekeeping equipment, security, furniture and fixtures, plant equipment (and equipment maintained by plant, including, without limitation, boilers, chillers, coolers, HVAC and elevators) and all other equipment listed on Exhibit D, if any, to this Agreement.

         8.6 INSURABLE RISKS. The term "Insurable Risks" shall mean all perils of loss commonly covered by insurance, including, without limitation, accident, fire, lightning, water (including, without limitation, flooding, sprinkler discharge and sewer back-up), tornado, windstorm, hail, earthquake, explosion, radioactivity, smoke, sludge, aircraft, motor vehicle, collapse of building, strike, war, insurrection, terrorism, riot, civic commotion, vandalism, theft, malicious mischief, power failure or fluctuation, air conditioning failure, contamination by any source, acts of God and intentional or negligent acts or omissions of the Facility, its employees or other agents.

         8.7 PROPOSAL. The term "Proposal" shall mean the proposal prepared by MMC in connection with this Agreement.





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         8.8     PREVENTIVE MAINTENANCE.  The term "Preventive Maintenance"
shall mean planned maintenance and performance an electrical safety testing required by manufacturer specifications, Joint Commission on Accreditation of Health Care Organizations standards and applicable governmental regulations and such other maintenance and testing as MMC may determine to be appropriate.

IX.      ARBITRATION

         Any controversy or claim arising out of or relating to this Agreement, or its breach, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. There shall be only one (1) arbitrator, except that, in controversies or claims involving more than twenty-five thousand dollars ($25,000.00), either party may elect to have three (3) arbitrators in its notice of intention to arbitrate or answering statement. Unless the parties agree otherwise, the arbitrators shall be selected in accordance with the American Arbitration Association procedures for that purpose. The arbitrator or arbitrators may award attorneys' fees, arbitration costs and other expenses to the prevailing party in such proceedings if he or they determine that the other party was not acting in good faith or was acting without substantial justification. The award rendered by the arbitrator or arbitrators shall be final and binding on both parties and may be entered and enforced by any court of competent jurisdiction. In the event that either party fails to cooperate with arbitration proceedings instituted pursuant to this Section, the other party shall be entitled to recover reasonable attorneys' fees an expenses in connection with enforcing its rights under this Section, in addition to such other legal and/or equitable relief as may be appropriate.

X.       MISCELLANEOUS

         10.1 BENEFICIARIES. This Agreement shall be binding upon, and inure solely to the benefit of, the parties hereto and their respective successors and assigns, it being understood that MMC may delegate the performance of some or all of its obligations under this Agreement, although it will remain responsible for such performance.

         10.2 RELATIONSHIP. All services provided by MMC under this Agreement shall be as an independent contractor of the Facility, and nothing contained in this Agreement, or the parties' performance of their respective obligations under it, should be construed as creating an employment, partnership or joint venture relationship between MMC and the Facility. Accordingly, neither party shall be responsible for liabilities incurred by the other party, except to the extent specifically provided otherwise in this Agreement.

         10.3 FURTHER ASSURANCE. Each of the parties shall execute and deliver such documents and take such other actions as may be reasonably requested by the other party to carry out the provisions or purposes of this Agreement.

         10.4 SEVERABILITY. In the event that any provision of this Agreement, either in all cases or in certain circumstances, is determined to be invalid or unenforceable, such provision shall be deemed severed from this Agreement in the circumstances for which it is so determined to be invalid or unenforceable, and such severance shall not affect the validity or enforceability of any of the other provisions of this Agreement or of the provision itself in other circumstances, except that the invalidity or unenforceability of any of the provisions of Section 5.1 through 5.6 above shall cause a corresponding reduction in the obligations of MMC under this Agreement.

         10.5 NOTICES. Notices and other communications required or permitted to be given under this Agreement shall be in writing and delivered in person or by registered or certified mail, postage prepaid, to the address listed for the recipient party at the beginning of this Agreement. Either party may change the address to which notices to that party should be delivered by giving notice of such change to the other party pursuant to this provision. Mailed notices shall be deemed delivered when deposited in the United States mail.

         10.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.7 INTEGRATION. This Agreement, including the attached Exhibits and the Proposal, constitutes the entire agreement of the parties with respect to the subject matter covered or contemplated by this Agreement; supersedes all prior or existing agreements, representations and other understandings, whether oral or written, relating to such subject matter; and may not be modified or otherwise supplemented without the prior written consent of both parties.

         10.8 INTERPRETATION. The headings in this Agreement are intended for convenience only and shall not affect its meaning or interpretation. The rule that agreements are to be construed against the drafting party shall not apply to this Agreement.

         10.9 LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California.

         IN WITNESS WHEREOF, the parties executed this Agreement No. 0439 as of the date shown at the beginning of this Agreement.


PHYSICIANS CLINICAL LAB


By:   /S/TAYLOR R. MCKEEMAN
   --------------------------------

Name:  Taylor R. McKeeman
     --------------------------------------

Title:   Vice President - Laboratory Operations
      -----------------------------------------

Date:  January 12, 1996
     --------------------------------------


MAINTENANCE MANAGEMENT CORPORATION


By:  /S/THOMAS L. PAQUIN
   -------------------------------

Name:  Thomas L. Paquin
     --------------------------------------

Title:   Executive Vice President/Chief Accounts Officer
      --------------------------------------------------

Date:  November 14, 1995
      --------------------------------------


COMMENCEMENT DATE AGREED UPON:  3/15/96

                                  EXHIBIT "A"


                            PHYSICIANS CLINICAL LAB

                         ADDITIONAL LOCATIONS INCLUDED
_______________________________________________________________________________

SACRAMENTO MAIN LAB

         AUBURN
         DAVIS
         ROSEVILLE
         FOLSOM BLD
         LAGUNA
         WALNUT CREEK
         SAN JOSE
         VALLEJO
         SUNRISE
         MT. VIEW
         LOS ALTOS
         GREENBRAE
         PINOLE
         PLEASANTON
         NAPA
         SAN FRANCISCO
         ROHNERT PARK
         SANTA ROSA
         STOCKTON
         FREMONT
         PALO ALTO

FRESNO MAIN LAB

         BAKERSFIELD
         MODESTO
         MARCET
         OAKHURST

BURBANK MAIN LAB

         CENTURY CITY
         ONTARIO
         SANTA BARBARA

                                  EXHIBIT "B"


                            PHYSICIANS CLINICAL LAB

                        DESIGNATED MAINTENANCE EMPLOYEES

_______________________________________________________________________________

Schedule of Physicians Clinical Lab designated maintenance employee positions to be transferred to MMC.


                                                                 YEARLY BASE
NAME                              POSITION                       WAGE AMOUNT

- -----------------------------------------------------------------------------


                              * * * NONE * * *

                                  EXHIBIT "C"


                            PHYSICIANS CLINICAL LAB

                       MAINTENANCE CONTRACTS AS SURVEYED



VENDOR                                             EQUIPMENT DESCRIPTION

- -----------------------------------------------------------------------------------------------
BURBANK

AMERICAN COMP. HARDW.                              HIGH SPEED PRINTERS, (6)
CANON                                              COPIER, MP 4835
COULTER                                            CHEMISTRY ANALYZER, EPICS XL MCL
COULTER                                            HEMATOLOGY ANALYZER, STKS 807
COULTER                                            CHEMISTRY ANALYZER, EPICS PROFILER
DIGITAL                                            BILLING SYSTEM
HITACHI                                            CHEMISTRY ANALYZER, HITACHI 717
HITACHI                                            HITACHI 737 AUTOMATIC ANALYZER
VITEK                                              AUTO MICRO ANALYZER, VITEK
SUPERIOR MEDICAL SERVICE                           STERILIZER
VITEK                                              VITEK, 240 AMS

FRESNO

COULTER                                            HEMATOLOGY ANALYZER, STKS
HITACHI                                            CHEMISTRY ANALYZER, HITACHI 717

SACRAMENTO

APPLIED CARDIAC SYSTEMS                            HOLTER RECORDERS, 8500
BECKMAN                                            CHEMISTRY ANALYZER, ARRAY CE
BECKMAN                                            CHEMISTRY ANALYZER, ARRAY
BIO RAD                                            AUTOSAMPLER, AS-100
BIO RAD                                            CHEMISTRY ANALYZER, VARIANT
CASTLE                                             STERILIZER, 3322, STILL
CIBA-CORNING                                       CHEMISTRY ANALYZER, MSD, 5890A
COHR                                               BLOOD CELL COUNTER, SPLUR IV
COULTER                                            HEMATOLOGY ANALYZER, STKS
COULTER                                            HEMATOLOGY ANALYZER, MAXM
COULTER                                            S-880
DIGITAL EQUIPMENT                                  MAINFRAME
HELENA LABS                                        ELECTROPHORESIS, RAPID EP


VENDOR                                             EQUIPMENT DESCRIPTION

- -----------------------------------------------------------------------------------------------
SACRAMENTO CONTINUED

HEWLETT PACKARD                                    CHROMATOGRAPH, 5890A
INSTRUMENTATION LABS                               CHEMISTRY ANALYZER, MONARCH +
MILES                                              CT 200+
MITEL/INTER-TEL                                    PHONE SYSTEM, ST-200
OLYMPUS                                            AUTO CHEMISTRY ANALYZER, AU5000
OLYMPUS                                            CHEMISTRY ANALYZER, AU5200
OLYMPUS                                            AUTO CHEMISTRY ANALYZER, AU5000
PERKIN ELMER                                       SPECTRO PHOTOMETER, 4100ZL, AS70
PITNEY BOWES                                       MAIL MACHINE, MODEL 6100
PITNEY BOWES                                       MAIL MACHINES, INSERTER, FEEDERS, FOLDERS
PITNEY BOWES                                       MAILING MACHINE, MODEL 5630
RICOH                                              COPIER, RICOH 5433
ROSCHE COBAS MIRA                                  LABTRONICS (COHR)
SYSMEX                                             HEMATOLOGY ANALYZER, F800, DD100
TAYLOR MADE OFFICE SYS.                            COPIER, CANON 6650
TAYLOR MADE OFFICE SYS.                            COPIER, RICOH 6645
TAYLOR MADE OFFICE SYS.                            COPIER, RICOH 4215
TAYLOR MADE OFFICE SYS.                            COPIER, RICOH 4215
THERMO SEP. PRODUCTS                               AUTO SAMPLER, ISOCRATIC PUMP


                                  EXHIBIT "D"


                            PHYSICIANS CLINICAL LAB

                              GENERAL (ALL SITES)

                    EQUIPMENT EXCLUDED UNDER THIS AGREEMENT


In addition to the equipment excluded in Sections 2.3 and 8.5, the following shall also be excluded:


                                 ITEM                                                          REASON
                 -----------------------------------                               ------------------------------
  GLASSWARE

  EQUIPMENT WHICH IS UNDER MAINTENANCE CONTRACT AND IS NOT LISTED     UNKNOWN CONTRACTS, IF ANY, WERE NOT AVAILABLE
  WITHIN THIS AGREEMENT

  COPIERS EXCEPT THOSE INCLUDED UNDER "MAINTENANCE CONTRACTS AS       NO SURVEY DATA AVAILABLE FOR NONCONTRACTED EQUIPMENT
  SURVEYED"                                                           (SEE NOTE #1)
  TELEPHONE SYSTEMS EXCEPT THOSE INCLUDED UNDER "MAINTENANCE          NO SURVEY DATA AVAILABLE FOR NONCONTRACTED EQUIPMENT
  CONTRACTS AS SURVEYED"                                              (SEE NOTE #1)

  WATER PURIFICATION SYSTEMS, REFRIGERATORS AND FREEZERS              PLANT RESPONSIBILITIES


NOTE 1: This equipment can be added to this Agreement upon review of equipment inventory and repair history.

NOTE 2: Reagent and leased equipment on the following "Exhibit D" pages will be inventoried and managed so that MMC can profile their repair histories.

                                  EXHIBIT "D"


                            PHYSICIANS CLINICAL LAB

                                   SACRAMENTO

                    EQUIPMENT EXCLUDED UNDER THIS AGREEMENT


In addition to the equipment excluded in Sections 2.3 and 8.5, the following shall also be excluded:


                                    ITEM                                                           REASON
                   --------------------------------------                                -------------------------
  GEN PROBE 450 LAB ANALYZERS                                                 REAGENT RENTAL

  DIAGNOSTIC PRODUCTS IMMULITE                                                REAGENT RENTAL

  DUPACO FLUID HANDLER MARK IV                                                REAGENT RENTAL
  CORNING ACS 180 CHEMISTRY ANALYZER                                          LEASED

  COULTER HEMATOLOGY ANALYZER ATKS                                            LEASED

  ROSYS AUTOMATED EIA SYSTEM 3000                                             WARRANTY
  KEN STAR FLUID HANDLER SYSTEM STAR 1                                        REAGENT RENTAL

  TOSOH LAB ANALYZER AIA 1200                                                 REAGENT RENTAL

  TOSOH LAB ANALYZER AIA 1200                                                 WARRANTY
  TOSOH LAB ANALYZER AIA 600                                                  REAGENT RENTAL

  HITACHI CHEMISTRY ANALYZER (3) SUPER UAS                                    WARRANTY

  BACTEC MICROBIOLOGY ANALYZER (4) 9240                                       REAGENT RENTAL
  ABBOTT CHEMISTRY ANALYZER (2) IMX                                           REAGENT RENTAL

  BECKMAN LAB ANALYZER ARRAY 360                                              REAGENT RENTAL

  BEHRING DIAGNOSTICS NEPHELOMETER                                            REAGENT RENTAL
  VITEK AMS 240 (3) MICROBIOLOGY ANALYZER                                     LEASED

  ABBOTT MICROBIOLOGY ANALYZERS (2) FPC (2) PPC                               REAGENT RENTAL

  ABBOTT PROCESSING CENTERS (2) COMMANDER                                     REAGENT RENTAL
  ABBOTT ANALYZER AXSYM                                                       REAGENT RENTAL


                                    ITEM                                                           REASON
                   --------------------------------------                                -------------------------
  ABBOTT ANALYZERS (2) FLX, TDX                                               REAGENT RENTAL

  ABBOTT CHEMISTRY ANALYZERS (8) IMX                                          REAGENT RENTAL

  ABBOTT CHEMISTRY ANALYZER QUANTUM                                           REAGENT RENTAL


                                  EXHIBIT "D"


                            PHYSICIANS CLINICAL LAB

                                    BURBANK

                    EQUIPMENT EXCLUDED UNDER THIS AGREEMENT


In addition to the equipment excluded in Sections 2.3 and 8.5, the following shall also be excluded:


                                     ITEM                                                          REASON
                   ----------------------------------------                              --------------------------
  ABBOTT ANALYZER (5) IMX                                                      REAGENT RENTAL

  ABBOTT ANALYZER (3) IMX                                                      REAGENT RENTAL

  ABBOTT ANALYZER TDX                                                          REAGENT RENTAL
  ABBOTT ANALYZER AXSYM                                                        WARRANTY

  ABBOTT ANALYZER IMX                                                          REAGENT RENTAL

  ABBOTT ANALYZER (2) TDX                                                      REAGENT RENTAL
  OLYMPUS AUTOMATED CHEM ANALYZER (2) AU5200                                   REAGENT RENTAL

  KEN STAR FLUID HANDLER STAR I                                                REAGENT RENTAL

  SYVA ANALYZER ETS                                                            REAGENT RENTAL
  KALLESTAT CHEMISTRY ANALYZER (4) QM 300                                      REAGENT RENTAL

  TOSOH ANALYZER AIA 1200                                                      REAGENT RENTAL

  TOSOH ANALYZER AIA 600                                                       REAGENT RENTAL
  HITACHI CHEMISTRY ANALYZER (2) SUPER UA                                      WARRANTY

  COBAS ANALYZER RESA                                                          REAGENT RENTAL

  COULTER HEMATOLOGY ANALYZER MAXM                                             WARRANTY
  COULTER HEMATOLOGY ANALYZER STKS 807                                         LEASED

  CORNING ANALYZER (2) ACS 180                                                 REAGENT RENTAL

  FULJITSU PHONE SYSTEM F9600                                                  WARRANTY


                                  EXHIBIT "D"


                            PHYSICIANS CLINICAL LAB

                                  REMOTE SITES

                    EQUIPMENT EXCLUDED UNDER THIS AGREEMENT


In addition to the equipment excluded in Sections 2.3 and 8.5, the following shall also be excluded:


                                    ITEM                                                           REASON
                    -------------------------------------                                -------------------------
  PLEASANTON

  ABBOTT ANALYZER IMX                                                         REAGENT RENTAL
  ABBOTT ANALYZER TDX                                                         REAGENT RENTAL

  STOCKTON

  ABBOTT ANALYZER IMX                                                         REAGENT RENTAL

  VALLEJO

  COULTER HEMATOLOGY ANALYZER                                                 LEASED
  NAPA

  ABBOTT ANALYZER TDX                                                         REAGENT RENTAL

  SAN FRANCISCO

  ABBOTT ANALYZER IMX                                                         REAGENT RENTAL

  SANTA ROSA

  ABBOTT ANALYZER COBAS MIRA                                                  REAGENT RENTAL
  ABBOTT ANALYZER IMX                                                         REAGENT RENTAL
  ABBOTT ANALYZER TDX                                                         REAGENT RENTAL
  AUBURN

  ABBOTT ANALYZER IMX                                                         REAGENT RENTAL

  SAN JOSE

  ABBOTT ANALYZER IMX                                                         REAGENT RENTAL


                                    ITEM                                                           REASON
                    -------------------------------------                                -------------------------
  WALNUT CREEK

  ABBOTT ANALYZER IMX                                                         REAGENT RENTAL

  OAKHURST

  ABBOTT HEMATOLOGY ANALYZER VELLDYNE 1600                                    REAGENT RENTAL

  CENTURY CITY

  ABBOTT ANALYZER IMX                                                         REAGENT RENTAL
  SANTA BARBARA

  ABBOTT ANALYZER TDX                                                         REAGENT RENTAL
  ABBOTT ANALYZER IMX                                                         REAGENT RENTAL

  MODESTO

  COULTER HEMATOLOGY ANALYZER JT 3                                            LEASED

  BAKERSFIELD

  COULTER HEMATOLOGY ANALYZER JT 3                                            LEASED


                                  EXHIBIT "E"


                            PHYSICIANS CLINICAL LAB

                              EQUIPMENT INVENTORY


Includes all PCL-owned technical equipment in use at the time of the survey, June 5-7, 1995 to include all equipment on existing service contracts, schedules included in Support Documents, herein and those items listed on the Sacramento Company 0 "General Ledger Report" For Fiscal 1995 For Expense Code 2300, Fresno Company 1 "General Ledger Report" For Fiscal 1995 For Expense Code 2300, Burbank Company 2 (Glendale) "General Ledger Report" For Calendar Fiscal 1994 For Expense Code 2300, Burbank Company 2 (Newberry Park) "General Ledger Report" For Calendar Fiscal 1994 For Expense Code 230, Burbank Company 2 (Santa Barbara) "General Ledger Report" For Calendar Fiscal 1994 For Expense Code 230, Corporate Company 10 "General Ledger Report" For Fiscal 19954 For Expense Code 2300 provided to the survey team (please refer to Agreement Section II "2.3 Equipment", Section VIII "8.5 Facility Equipment" and Exhibit "D" for those items specifically limited or excluded from this Agreement). Approximately ninety (90) days from the commencement of this Agreement, a detailed inventory of all INCLUDED EQUIPMENT will be submitted as Exhibit "E" replacing this temporary schedule. Equipment not on original survey or other material changes in Physicians Clinical Lab operations is subject to modification in accordance with this Agreement.